Exhibit 99.2

Remedent Sets Fiscal First Quarter 2010 Conference Call for
Friday, August 14 at 9:00 a.m. ET

DEURLE, Belgium and LOS ANGELES, Calif. —  August 6, 2009 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, will hold a conference call on Friday, August 14, 2009 at 9:00 a.m. Eastern time to discuss results for its fiscal first quarter ended June 30, 2009.

Financial results will be issued in a press release prior to the call. Remedent Chairman Guy De Vreese and CFO Stephen Ross will host the presentation, followed by a question and answer period.

Date: Friday, August 14, 2009
Time: 9:00 a.m. Eastern time (6:00 a.m. Pacific time)
Dial-In Number: 1-800-862-9098
International: 1-785-424-1051
Conference ID#: 7REMEDENT

A simultaneous webcast and replay of the call will be accessible via this link:
http://viavid.net/dce.aspx?sid=000068A3.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available from 12:00 p.m. Eastern time on the same day until September 14, 2009.

Toll-free replay number: 1-800-727-6189
International replay number: 1-402-220-2671
(No passcode required)

About Remedent
Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns which are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Contact:
Company Contacts:
Stephen Ross, CFO
Remedent, Inc.
Tel 310-922-5685
docktor99@aol.com

Investor Relations:
Ron Both
Managing Director
Liolios Group, Inc.
Tel (949) 574-3860
info@liolios.com